ARTICLES OF AMENDMENT
                                     TO THE
                 RESTATED ARTICLES OF INCORPORATION + AMENDMENTS
                                       OF
                            CHAPARRAL RESOURCES, INC.

     Pursuant to the provisions of the Colorado Business Corporation Act, the undersigned corporation adopts the following Articles of Amendment to its Restated Articles of Incorporation + Amendments:

     FIRST: The name of the corporation is Chaparral Resources, Inc.

     SECOND: The following amendments to the Restated Articles of Incorporation + Amendments were duly adopted by the board of directors of Chaparral Resources, Inc. ("Company") on November 10, 1997, in accordance with Section 7-106-102 of the Colorado Business Corporation Act. Pursuant to the Company's Restated Articles of Incorporation + Amendments and the Colorado Business Corporation Act, shareholder action is not required to authorize or approve these Articles of Amendment.

     Article Fourth of the Restated Articles of Incorporation + Amendments is hereby amended by adding the following provisions as Paragraph 3 to Article
Fourth:

     Paragraph 3: 225,000 shares of the Company's preferred stock shall consist of three series of the no par value preferred stock of the Company. The rights, preferences, privileges and restrictions imposed upon these three series of preferred stock are as follows:

     Section 1. Designation and Amount. The shares of such series shall be designated as follows: Series A Preferred Stock and the number of shares constituting such series initially shall be 75,000; Series B Preferred Stock and the number of shares constituting such series initially shall be 75,000; and Series C Preferred Stock and the number of shares constituting such series initially shall be 75,000.

     Section 2. Definitions. The following definitions shall apply to the designations of the Preferred Stock under Article Fourth, Paragraph 3 of the Restated Articles:

          "Approved Transaction" shall mean a transaction approved by a majority of the Board for the sale, grant, award or issuance to management, directors or employees of, or consultants to, the Company of shares of Common Stock or options to purchase such shares pursuant to which transaction any such sale, grant or award must be approved by the Board or a committee thereof prior to such sale, grant, award or issuance.

          "Board" shall mean the Board of Directors of the Company.

          "Commitment Date" shall mean the date immediately prior to the date of original issuance of any Preferred Stock created by this Paragraph 3.


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

          "Common Stock" shall mean the Common Stock, par value $0.10 per share, of the Company.

          "Company" shall mean this corporation.

          "Company Optional Redemption Value" shall mean, with respect to each series of Preferred Stock, a price per share that equals or exceeds the then Conversion Price of such series of Preferred Stock by at least 50%.

          "Conversion Price" shall mean, (i) with respect to the Series A Preferred Stock, the initial Series A Conversion Price per share of $2.25, as adjusted from time to time as provided by Section 7 of this Paragraph 3, (ii) with respect to the Series B Preferred Stock, the initial Series B Conversion Price per share of $3.00, as adjusted from time to time as provided by Section 7 of this Paragraph 3 and, (iii) with respect to the Series C Preferred Stock, the initial Series C Conversion Price per share of $4.25, as adjusted from time to time as provided by Section 7 of this Paragraph 3.

          "Majority of the Preferred Stock" shall mean more than 50% of the outstanding shares of Preferred Stock.

          "Paragraph 3" shall mean Paragraph 3 of Article Fourth of the Company's Restated Articles.

          "Person"  shall include all natural  persons,  corporations,  business
trusts,  associations,   companies,   partnerships,  joint  ventures  and  other
entities, governments, and agencies and political subdivisions.

          "Preferred Stock" shall mean the collective reference to the Series A Preferred Stock, the Series B Preferred Stock and the Series C Preferred Stock of the Company.

          "Redemption Price" shall mean with respect to a series of Preferred Stock, the Redemption Price set forth in Section 5(b) of this Paragraph 3, as such may be adjusted from time to time as provided in Section 5.

          "Restated Articles" shall mean the Restated Articles of Incorporation + Amendments of the Company.

          "Series A Conversion Price" shall mean the initial conversion price for the Series A Preferred Stock of $2.25 per share, as adjusted from time to time as provided by Section 7 of this Paragraph 3.

          "Series A Preferred Stock" shall mean the Series A Preferred Stock, no par value, of the Company.


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

          "Series B Conversion Price" shall mean the initial conversion price for the Series B Preferred Stock of $3.00 per share, as adjusted from time to time as provided by Section 7 of this Paragraph 3.

          "Series B Preferred Stock" shall mean the Series B Preferred Stock, no par value, of the Company.

          "Series C Conversion Price" shall mean the initial conversion price for the Series C Preferred Stock of $4.25 per share, as adjusted from time to time as provided by Section 7 of this Paragraph 3.

          "Series C Preferred Stock" shall mean the Series C Preferred Stock, no par value, of the Company.

          "Subsidiary" shall mean any corporation, partnership, joint venture, association or other business entity at least fifty percent (50%) of the outstanding voting stock or voting interest of which is at the time owned directly or indirectly by the Company or by one or more of such subsidiary entities, or both.

     The foregoing definitions shall be equally applicable to both the singular and plural forms of the defined terms.

     Section 3. Dividends.

          (a) Right to Dividends. The holders of the then outstanding Preferred Stock shall be entitled to receive, when and as declared by the Board, and out of any funds legally available therefor, cumulative dividends at the annual rate of $5.00 per share, payable semiannually in cash on the last day of May and November of each year commencing May 31, 1998. Such dividends shall be cumulative so that, if such dividends in respect of any previous or current semi-annual dividend period, at the annual rate specified above, shall not have been paid or declared and a sum sufficient for the payment thereof set apart, the deficiency shall first be fully paid before any dividend or other distribution shall be paid or declared and set part for the Common Stock.

          (b) Priority. Each share of each series of Preferred Stock shall rank equally in all respects with each share of each other series of Preferred Stock with respect to dividends; provided, however, that the Company shall not declare or pay dividends which are insufficient to pay all accrued dividends on each series of Preferred Stock outstanding unless such dividends are declared and paid to each series of Preferred Stock pro rata based on the accrued dividends with respect to such series as a percentage of accrued dividends for all series of Preferred Stock. Unless full accumulated and accrued dividends on the Preferred Stock for all past dividend periods and the then current dividend period shall have been paid or declared and a sum sufficient for the payment thereof set apart, no dividend whatsoever other than a dividend payable solely in Common Stock shall be paid or declared, and no distribution shall be made, on any Common Stock.

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     Section  4.  Liquidation   Rights  of  Preferred.   In  the  event  of  any
liquidation, dissolution or winding up of the Company, whether voluntary or involuntary, the holders of the Preferred Stock then outstanding shall be entitled to be paid out of the assets of the Company available for distribution to its stockholders, whether such assets are capital, surplus, or earnings, before any payment or declaration and setting apart for payment of any amount shall be made in respect of the Common Stock, an amount equal to $100.00 plus all accrued and unpaid dividends thereon. If upon any liquidation, dissolution, or winding up of the Company, whether voluntary or involuntary, the assets to be distributed to the holders of the Preferred Stock shall be insufficient to permit the payment of the full respective preferential amounts to the holders of Preferred Stock, then such assets of the Company shall be distributed ratably to the holders of each series of Preferred Stock on the basis of the full preferential amounts due with respect to each such series.

     Section 5. Redemptions.

          (a) Scheduled Redemption. Commencing on November 30, 2002 and on the last day of November of each year thereafter (each such date being referred to as a "scheduled redemption date"), so long as any shares of Series A Preferred Stock shall be outstanding and to the extent the Company shall have funds legally available for such payment, the Company shall redeem the lesser of (i) the number of shares of Series A Preferred Stock outstanding on such scheduled redemption date or (ii) one-third of the largest number of shares of Series A Preferred Stock outstanding at any time prior to the first scheduled redemption date for the Series A Preferred Stock. The shares to be redeemed shall be determined pro rata among the holders of shares of Series A Preferred Stock.

          Commencing on April 30, 2003 and on the last day of April of each year thereafter (each such date being referred to as a "scheduled redemption date"), so long as any shares of Series B Preferred Stock shall be outstanding and to the extent the Company shall have funds legally available for such payment, the Company shall redeem the lesser of (i) the number of shares of Series B Preferred Stock outstanding on such scheduled redemption date or (ii) one-third of the largest number of shares of Series B Preferred Stock outstanding at any time prior to the first scheduled redemption date for the Series B Preferred Stock. The shares to be redeemed shall be determined pro rata among the holders of shares of Series B Preferred Stock.

          Commencing on June 30, 2003 and on the last day of June of each year thereafter (each such date being referred to as a "scheduled redemption date"), so long as any shares of Series C Preferred Stock shall be outstanding and to the extent that the Company shall have funds legally available for such payment, the Company shall redeem the lesser of (i) the number of shares of Series C Preferred Stock outstanding on such scheduled redemption date or (ii) one-third of the largest number of shares of Series C Preferred Stock outstanding at any time prior to the first scheduled redemption date for the Series C Preferred Stock. The shares to be redeemed shall be determined pro rata among the holders of shares of Series C Preferred Stock.


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

          If the Company shall fail to discharge all or any part of any scheduled redemption obligation pursuant to this subsection (a) because insufficient funds are legally available therefor, funds legally available therefore shall be applied pro rata to each series of Preferred Stock based upon the amount of matured but unpaid Redemption Price applicable to each such series. The balance of such scheduled redemption obligation shall be discharged as soon as the Company shall have funds legally available to permit such redemption, at which time the Board shall promptly fix a date for such redemption and so notify the holders of such shares in writing.

          (b) Company Optional Redemption. The Company shall have the right, but not the obligation, to redeem all or any portion of any series of Preferred Stock, if the average closing price of the Common Stock for any thirty (30) consecutive trading day period equals or exceeds the Company Optional Redemption Value for such series. If the Company redeems less than all of the Preferred Stock of a particular series, such redemption shall be made pro rata among the holders of such series.

          (c) Redemption Price. The redemption price of the Preferred Stock (the "Redemption Price") shall be an amount per share equal to $100.00 plus all unpaid dividends thereon which have accrued, whether or not earned or declared. Even though the Redemption Price and the Conversion Price are both initially $100.00, they have no connection with, or relationship to, one another.

          (d) Redemption Notice. The Company shall, not less than thirty (30) days nor more then sixty (60) days prior to the date fixed for redemption ("Redemption Date"), mail written notice ("Redemption Notice"), postage prepaid, to each holder of shares of record of Preferred Stock to be redeemed at such holder's post office address last shown on the records of the Company. The Redemption Notice shall state:

          (1) The total number of shares of each class of Preferred Stock which the Company intends to redeem;

          (2) The number of shares of each class of Preferred Stock held by the holder which the Company intends to redeem;

          (3) The Redemption Date and Redemption Price;

          (4) That the holder's right to convert the Preferred Stock will terminate on the day preceding the Redemption Date; and

          (5) The time, place and manner in which the holder is to surrender to the Company the certificate or certificates representing the shares of Preferred Stock to be redeemed.

          (e) Surrender of Stock. On or before the Redemption Date, each holder of Preferred Stock to be redeemed, unless the holder has exercised his right to convert the shares as provided in Section 7 of this Paragraph 3, shall surrender the certificate or certificates representing such shares to the Company, in the

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

manner and at the place designated in the Redemption Notice, and thereupon the Redemption Price for such shares shall be payable to the order of the person whose name appears on such certificate or certificates as the owner thereof, and each surrendered certificate shall be cancelled and retired. In the event less than all of the shares represented by such certificate are redeemed, a new certificate shall be issued representing the unredeemed shares.

          (f) Termination of Rights. If the Redemption Notice is duly given, and if on or prior to the Redemption Date the Redemption Price is either paid or made available for payment, then notwithstanding that the certificates evidencing any of the shares of Preferred Stock so called for redemption have not been surrendered, all rights with respect to such shares shall forthwith after the Redemption Date cease and terminate, except only (i) the right of the holders to receive the Redemption Price without interest upon surrender of their certificates therefor or (ii) the right to receive Common Stock upon exercise of the conversion rights as provided in Section 7 hereof.

          (g) Adjustment for Stock Splits and Combinations. If the Company at any time or from time to time after the Commitment Date for a class of Preferred Stock effects a subdivision of the outstanding shares of such class of Preferred Stock, the Redemption Price for such class of Preferred Stock then in effect immediately before the subdivision shall be proportionately decreased, and conversely, if the Company at any time or from time to time after the Commitment Date for a class of Preferred Stock combines the outstanding shares of such class of Preferred Stock into a smaller number of shares, the Redemption Price for such class of Preferred Stock then in effect immediately before the combination shall be proportionately increased. Any adjustment under this subsection (g) shall become effective at the close of business on the date the subdivision or combination becomes effective.

          (h) Adjustment for Certain Dividends and Distributions. If the Company at any time or from time to time after the Commitment Date for the Preferred Stock makes or issues, or fixes a record date for the determination of holders of shares of Preferred Stock entitled to receive, a dividend or other distribution payable in additional shares of a series of Preferred Stock, then and in each such event the Redemption Price for such series of Preferred Stock then in effect shall be decreased as of the time of such issuance or, in the event such record date is fixed, as of the close of business on such record date, by multiplying the Redemption Price for such series of Preferred Stock then in effect by a fraction (1) the numerator of which is the total number of shares of such series of Preferred Stock issued and outstanding immediately prior to the time of such issuance or the close of business on such record date, and (2) the denominator of which shall be the total number of shares of such series of Preferred Stock issued and outstanding, immediately prior to the time of such issuance or the close of business on such record date plus the total number of shares of such series of Preferred Stock issuable in payment of such dividend or distribution; provided, however, that if such record date is fixed and such dividend is not fully paid or if such distribution is not fully made on the date fixed therefor, the Redemption Price for such series of Preferred Stock shall be recomputed accordingly as of the close of business on such record date and thereafter the Redemption Price for such series of Preferred Stock shall be adjusted pursuant to this subsection (h) as of the time of actual payment of such dividends or distributions.


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         Section 6.  Voting  Rights.  Each holder of shares of  Preferred  Stock shall be entitled to vote on all matters and, except as otherwise expressly provided herein, shall be entitled to the number of votes equal to the largest number of full shares of Common Stock into which all shares of Preferred Stock held by such holder could be converted, pursuant to the provisions of Section 7 of this Paragraph 3, at the record date for the determination of the stockholders entitled to vote on such matters or, if no such record date is established, at the date such vote is taken or any written consent of stockholders is first executed. This provision for determination of the number of votes to which each holder of Preferred Stock is entitled shall also apply in all cases in which the holders of shares of Preferred Stock have the right to vote separately as a class.

     Section 7. Conversion.

     The holders of Preferred Stock shall have the following conversion rights:

          (a) Right to Convert. Each share of Preferred Stock shall be convertible, at the option of the holders thereof, at any time or from time to time and prior to the Redemption Date for such share, into fully paid and nonassessable shares of Common Stock.

          (b) Conversion Price. Each share of Series A Preferred Stock shall be convertible into the number of shares of Common Stock which results from dividing $100.00 by the Class A Conversion Price per share in effect at the time of conversion. The initial Series A Conversion Price per share shall be $2.25 and shall be subject to adjustment from time to time as provided below. Each share of Series B Preferred Stock shall be convertible into the number of shares of Common Stock which results from dividing $100.00 by the Series B Conversion Price per share in effect at the time of conversion. The initial Series B Conversion Price per share shall be $3.00, which shall be subject to further adjustment from time to time as provided below. Each share of Series C Preferred Stock shall be convertible into the number of shares of Common Stock which results from dividing $100.00 by the Series C Conversion Price per share in effect at the time of conversion. The initial Series C Conversion Price per share shall be $4.25 and shall be subject to adjustment from time to time as provided below.

          (c) Mechanics of Conversion. Each holder of Preferred Stock who desires to convert the same into shares of Common Stock shall surrender the certificate or certificates therefor, duly endorsed, at the office of the Company or of any transfer agent for the Preferred Stock or Common Stock, and shall give written notice to the Company at such office that such holder elects to convert the same and shall state therein the number of shares of Preferred Stock being converted. Thereupon the Company shall promptly issue and deliver at such office to such holder a certificate or certificates for the number of shares of Common Stock to which such holder is entitled. Such conversion shall be deemed to have been made immediately prior to the close of business on the date of such surrender of the certificate representing the shares of Preferred Stock to be converted, and the person entitled to receive the shares of Common Stock issuable upon such conversion shall be treated for all purposes as the record holder of such shares of Common Stock on such date. A holder of Preferred Stock who converts any shares of Preferred Stock shall not be entitled to any accrued but unpaid dividends with respect to the Preferred Stock so converted.


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          (d)  Adjustment for Stock Splits and  Combinations.  If the Company at
any time or from time to time after the Commitment Date for the Preferred Stock effects a subdivision of the outstanding Common Stock, the Conversion Price for each series of Preferred Stock then in effect immediately before the subdivision shall be proportionately decreased, and conversely, if the Company at any time or from time to time after the Commitment Date for the Preferred Stock combines the outstanding shares of Common Stock into a smaller number of shares, the Conversion Price for the Preferred Stock then in effect immediately before the combination shall be proportionately increased. Any adjustment under this subsection (d) shall become effective at the close of business on the date the subdivision or combination becomes effective.

          (e) Adjustment for Certain Dividends and Distributions. If the Company at any time or from time to time after the Commitment Date for the Preferred Stock makes or issues, or fixes a record date for the determination of holders of Common Stock entitled to receive, a dividend or other distribution payable in additional shares of Common Stock, then and in each such event the Conversion Price for the Preferred Stock then in effect shall be decreased as of the time of such issuance or, in the event such record date is fixed, as of the close of business on such record date, by multiplying the Conversion Price for each series of Preferred Stock then in effect by a fraction (1) the numerator of which is the total number of shares of Common Stock issued and outstanding immediately prior to the time of such issuance or the close of business on such record date, and (2) the denominator of which shall be the total number of shares of Common Stock issued and outstanding immediately prior to the time of such issuance or the close of business on such record date plus the number of shares of Common Stock issuable in payment of such dividend or distribution; provided, however, that if such record date is fixed and such dividend is not fully paid or if such distribution is not fully made on the date fixed therefor, the Conversion Price for such series of Preferred Stock shall be recomputed accordingly as of the close of business on such record date and thereafter the Conversion Price for such series of Preferred Stock shall be adjusted pursuant to this subsection (e) as of the time of actual payment of such dividends or distributions.

          (f) Adjustments for Other Dividends and Distributions. In the event the Company at any time or from time to time after the Commitment Date for the Preferred Stock makes or issues, or fixes a record date for the determination of holders of Common Stock entitled to receive, a dividend or other distribution payable in securities of the Company other than shares of Common Stock, then and in each such event provision shall be made so that the holders of the Preferred Stock shall receive upon conversion thereof, in addition to the number of shares of Common Stock receivable thereupon, the amount of securities of the Company which they would have received had their Preferred Stock been converted into Common Stock on the date of such event and had they thereafter, during the period from the date of such event to and including the conversion date, retained such securities receivable by them as aforesaid during such period, subject to all other adjustments called for during such period under this
Section 7 with respect to the rights of the holders of the Preferred Stock.


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          (g) Adjustments for  Reclassification,  Exchange and Substitution.  In
the event that at any time or from time to time after the Commitment Date for the Preferred Stock, the Common Stock issuable upon the conversion of the Preferred Stock is changed into the same or a different number of shares of any class or classes of stock, whether by recapitalization, reclassification or otherwise (other than a subdivision or combination of shares or stock dividend or a reorganization, merger, consolidation or sale of assets, provided for elsewhere in this Section 7), then and in any such event each holder of such class of Preferred Stock shall have the right thereafter to convert such Preferred Stock into the kind and amount of stock and other securities and property receivable upon such recapitalization, reclassification or other change, by holders of the number of shares of Common Stock into which such shares of Preferred Stock could have been converted immediately prior to such recapitalization, reclassification or change, all subject to further adjustment as provided herein.

          (h) Reorganizations, Mergers, Consolidations or Sales of Assets. Subject to Section 3 of this Paragraph 3, if at any time or from time to time there is a capital reorganization of the Common Stock (other than a recapitalization, subdivision, combination, reclassification or exchange of shares provided for elsewhere in this Section 7) or a merger or consolidation of the Company with or into another corporation, or the sale of all or substantially all of the Company's properties and assets to any other person, then, as a part of such reorganization, merger, consolidation or sale, provision shall be made so that the holders of each series of Preferred Stock shall thereafter be entitled to receive upon conversion of such Preferred Stock the number of shares of stock or other securities or property of the Company, or of the successor corporation resulting from such merger or consolidation or sale, to which a holder of the number of shares of Common Stock deliverable upon conversion of such Preferred Stock would have been entitled in such capital reorganization, merger, consolidation, or sale. In any such case, appropriate adjustment shall be made in the application of the provisions of this Section 7 with respect to the rights of the holders of such Preferred Stock after the reorganization, merger, consolidation or sale to the end that the provisions of this Section 7 (including adjustment of the Conversion Price then in effect and the number of shares purchasable upon conversion of such Preferred Stock) shall be applicable after that event and be as nearly equivalent as may be practicable.

          (i) Sale of Shares Below Conversion Price.

                    (1) If at any time or from time to time after the Commitment
               Date for the Preferred Stock, the Company issues or sells, or is deemed by the express provisions of this subsection (i) to have issued or sold, Additional Shares of Common Stock (as hereinafter defined), other than as a dividend or other distribution on any class of stock as provided in subsection 7(e) above and other than upon a subdivision or combination of shares of Common Stock as provided in subsection 7(d) above, for an Effective Price (as hereinafter defined) less than the then existing Conversion Price for such series of Preferred Stock, then and in each such case


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


               the then existing Conversion Price for such series of Preferred Stock shall be reduced, as of the opening of business on the date of such issuance or sale, to a price determined by multiplying that Conversion Price for such series by a fraction (i) the numerator of which shall be (A) the number of shares of Common Stock outstanding at the close of business on the day next preceding the date of such issuance or sale, plus (B) the number of shares of Common Stock which the aggregate consideration received (or by the express provisions hereof deemed to have been received) by the Company for the total number of Additional Shares of Common Stock so issued would purchase at such Conversion Price, and (ii) the denominator of which shall be the number of shares of Common Stock outstanding at the close of business on the date of such issuance after giving effect to such issuance of Additional Shares of Common Stock.

                    For  the  purpose  of  the  calculation  described  in  this subsection (i), the number of shares of Common Stock outstanding shall include (A) the number of shares of Common Stock into which the then outstanding shares of Preferred Stock could be fully converted on the day next preceding the issuance or sale of Additional Shares of Common Stock and (B) the number of shares of Common Stock which could be obtained through the conversion of all Convertible Securities (as hereinafter defined) which are convertible on the day next preceding the issuance or sale of Additional Shares of Common Stock.

                    (2) For the purpose of making any adjustment  required under this subsection (i), the consideration received by the Company for any issuance or sale of securities shall (A) to the extent it consists of cash be computed at the net amount of cash received by the Company after deduction of any expenses payable by the Company and any underwriting or similar commissions, compensation, or concessions paid or allowed by the Company in connection with such issuance or sale, (B) to the extent it consists of property other than cash, be computed at the fair value of that property as reasonably determined in good faith by the Board, and (C) if Additional Shares of Common Stock, Convertible Securities (as hereinafter defined) or rights or options to purchase either Additional Shares of Common Stock or Convertible Securities are issued or sold together with other stock or securities or other assets of the Company for a consideration which covers both, be computed as the portion of the consideration so received that may be reasonably determined in good faith by the Board to be allocable to such Additional Shares of Common Stock, Convertible Securities or rights or options.

                    (3) For the purpose of the  adjustment  required  under this subsection (i), if the Company issues or sells any rights or options for the purchase of, or stock or other securities convertible or exchangeable, with or without consideration, into


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


               or for, Additional Shares of Common Stock (such convertible or exchangeable stock or securities being herein referred to as "Convertible Securities") and if the Effective Price of such Additional Shares of Common Stock is less than the Conversion Price of a series of Preferred Stock then in effect, then in each case the Company shall be deemed to have issued at the time of the issuance of such rights or options or Convertible Securities the maximum number of Additional Shares of Common Stock issuable upon exercise, conversion or exchange thereof and to have received as consideration for the issuance of such shares an amount equal to the total amount of the consideration, if any, received by the Company for the issuance of such rights or options or Convertible Securities, plus, in the case of such rights or options, the minimum amounts of consideration, if any, payable to the Company upon the exercise of such rights or options, plus, in the case of Convertible Securities, the minimum amounts of consideration, if any, payable to the Company (other than by cancellation of liabilities or obligations evidenced by such Convertible Securities) upon the conversion or exchange thereof. No further adjustment of the Conversion Price for such series of Preferred Stock, adjusted upon the issuance of such rights, options or Convertible Securities, shall be made as a result of the actual issuance of Additional Shares of Common Stock on the exercise of any such rights or options or the conversion or exchange of any such Convertible Securities.

                    If any such rights or options or the  conversion or exchange privilege represented by any such Convertible Securities shall expire without having been exercised, the Conversion Price for such series of Preferred Stock adjusted upon the issuance of such rights, options or Convertible Securities shall be readjusted to the Conversion Price which would have been in effect had an adjustment been made on the basis that the only Additional Shares of Common Stock so issued were the Additional Shares of Common Stock, if any, actually issued or sold on the exercise of such rights or options or rights of conversion or exchange of such Convertible Securities, and such Additional Shares of Common Stock, if any, were issued or sold for the consideration actually received by the Company upon such exercise, plus the consideration, if any, actually received by the Company for the granting of all such rights or options, whether or not exercised, plus the consideration received for issuing or selling the Convertible Securities actually converted or exchanged, plus the consideration, if any, actually received by the Company (other than by cancellation of liabilities or obligations evidenced by such Convertible Securities) on the conversion or exchange of such Convertible Securities.

                    (4) For the purpose of the  adjustment  required  under this subsection (i), if the Company issues or sells any rights or options for the purchase of Convertible Securities and if the Effective Price of the Additional Shares of Common Stock underlying such Convertible Securities is less than the Conversion Price for any series of Preferred Stock then in effect, then in each such case the Company shall be deemed to have issued at the time of the issuance of such rights or options the maximum number of Additional Shares of Common Stock issuable upon conversion or exchange of the total amount of Convertible Securities covered by such rights or options and to have received as consideration for the issuance of such Additional Shares of Common Stock an amount equal to the amount of consideration, if any, received by the Company for the issuance of such rights or options, plus the minimum amounts of consideration, if any, payable to the Company upon the exercise of such rights or options and plus the minimum amount of consideration, if any, payable to the Company (other than by cancellation of liabilities or obligations evidenced by such Convertible Securities) upon the conversion or exchange of such Convertible Securities. No further adjustment of the Conversion Price for such series of Preferred Stock, adjusted upon the issuance of such rights or options, shall be made as a result of the actual issuance of the Convertible Securities upon the exercise of such rights or options or upon the actual issuance of Additional Shares of Common Stock upon the conversion or exchange of such Convertible Securities. The provisions of Section 7(i)(3) above for the readjustment of the Conversion Price for such series of Preferred Stock upon the expiration of rights or options or the rights of conversion or exchange of Convertible Securities shall apply to the rights, options and Convertible Securities referred to in this Section 7.

                    (5) "Additional Shares of Common Stock" shall mean all shares of Common Stock issued by the Company after the Commitment Date for the Preferred Stock, whether or not subsequently reacquired or retired by the Company, other than (i) shares of Common Stock issued upon conversion of the Preferred Stock, (ii) shares of Common Stock or options or warrants to acquire Common Stock issued to management, directors or employees of, or consultants to, the Company or any Subsidiary pursuant to Approved Transactions, (iii) shares of Common Stock issuable upon exercise of Convertible Securities outstanding on the Commitment Date for the Preferred Stock and (iv) shares of Common Stock or options or warrants to acquire Common Stock issued in connection with investment banking or financial advisory services provided to the Company.

                    The "Effective  Price" of Additional  Shares of Common Stock
               shall mean the quotient determined by dividing the total number of Additional Shares of Common Stock issued or sold, or deemed to have been issued or sold by the Company under this subsection
               (i), into the aggregate consideration received, or deemed to have been received by the Company for such issuance under this subsection (i), for such Additional Shares of Common Stock.

          (j)  Accountants'  Certificate  of  Adjustment.  In  each  case  of an adjustment or readjustment of the Conversion Price of any series of Preferred Stock or the number of shares of Common Stock or other securities issuable upon conversion of any series of Preferred Stock, the Company, at its expense, shall cause independent public accountants of recognized standing selected by the Company (who may be the independent public accountants then auditing the books of the Company) to compute such adjustment or readjustment in accordance with the provisions hereof and prepare a certificate showing such adjustment or readjustment, and shall mail such certificate, by first class mail, postage prepaid, to each registered holder of the Preferred Stock at the holder's address as shown in the Company's books. The certificate shall set forth such adjustment or readjustment, showing in detail the facts upon which such
adjustment  or  readjustment  is  based,   including  a  statement  of  (1)  the
consideration received or deemed to be received by the Company for any Additional Shares of Common Stock issued or sold or deemed to have been issued or sold, (2) the Conversion Price for each series of Preferred Stock at the time in effect, (3) the number of Additional Shares of Common Stock and (4) the type and amount, if any, of other property which at the time would be received upon conversion of the Preferred Stock.

          (k) Notices of Record Date. In the event of (i) any taking by the Company of record of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend or other distribution, or (ii) any capital reorganization of the Company, any reclassification or recapitalization of the capital stock of the Company, any merger or consolidation of the Company with or into any other corporation, or any transfer of all or substantially all of the assets of the Company to any other Person or any voluntary or involuntary dissolution, liquidation or winding up of the Company, the Company shall mail to each holder of Preferred Stock at least thirty (30) days prior to the record date specified therein, a notice specifying (1) the date on which any such record is to be taken for the purpose of such dividend or distribution and a description of such dividend or distribution, (2) the date on which any such reorganization, reclassification, transfer, consolidation, merger, dissolution, liquidation or winding up is expected to become effective, and (3) the date, if any, that is to be fixed, as to when the holders of record of Common Stock (or other securities) shall be entitled to exchange their shares of Common Stock (or other securities) for securities or other property deliverable upon such reorganization, reclassification, transfer, consolidation, merger, dissolution, liquidation or winding up.

          (l) Fractional Shares. No fractional shares of Common Stock shall be issued upon conversion of Preferred Stock. If more than one share of Preferred Stock shall be surrendered for conversion at any one time by the same holder, the number of full shares of Common Stock issuable upon conversion thereof shall be computed on the basis of the aggregate number of shares of Preferred Stock so surrendered. In lieu of any fractional share to which the holder would otherwise be entitled, the Company shall pay cash equal to the product of such fraction multiplied by the fair market value of one share of the Company's Common Stock on the date of conversion as determined by the Board.

          (m) Reservation of Stock Issuable Upon Conversion. The Company shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock, solely for the purpose of effecting the conversion of the shares of the Preferred Stock, such number of its shares of Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding shares of the Preferred Stock; and if at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of all then outstanding shares of the Preferred Stock, the Company shall promptly take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purpose.

          (n) Notices. All notices and other communications required by the provisions of this Section 7 shall be in writing and shall be deemed to have been duly given if delivered personally, mailed by certified mail (return receipt requested) or sent by overnight delivery service, cable, telegram, facsimile transmission or telex to each holder of record at the address of such holder appearing on the books of the Company. Notice so given shall, in the case of notice so given by mail, be deemed to be given and received on the fourth calendar day after posting, in the case of overnight delivery service, on the date of actual delivery and, in the case of notice so given by cable, telegram, facsimile transmission, telex or personal delivery, on the date of actual transmission or, as the case may be, personal delivery.

          (o) Payment of Taxes. The Company will pay all taxes (other than taxes based upon income) and other governmental charges that may be imposed with respect to the issuance or delivery of shares of Common Stock upon conversion of shares of Preferred Stock, including without limitation any tax or other charge imposed in connection with any transfer involved in the issuance and delivery of shares of Common Stock in a name other than that in which the shares of Preferred Stock so converted were registered.

          (p) No Dilution or Impairment. The Company shall not amend its Restated Articles or participate in any reorganization, transfer of assets, consolidation, merger, dissolution, issuance or sale of securities or any other voluntary action, for the purpose of avoiding or seeking to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Company, but will at all times in good faith assist in carrying out all such action as may be reasonably necessary or appropriate in order to protect the conversion rights of the holders of the Preferred Stock against dilution or other impairment.

          (q) Rounding of Calculations; Minimum Adjustment. All calculations under this Section 7 shall be made to the nearest one thousandth (1/1,000th) cent or to the nearest one thousandth (1/1,000th) of a share, as the case may be. Any provision of this Section 7 to the contrary notwithstanding, no adjustment in any Conversion Price shall be made if the amount of such adjustment would be less than $0.001, but any such amount shall be carried forward and an adjustment with respect thereto shall be made at the time of and together with any such subsequent adjustment which, together with such amount and any other amount or amounts so carried forward, shall aggregate $0.001 or more.

     Section 8. Waivers. With the written consent of a Majority of the Preferred Stock, the obligations of the Company and the rights of the holders of the Preferred Stock under this Paragraph 3 may be waived (either generally or in a particular instance, either retroactively or prospectively and either for a specified period of time or indefinitely). Upon the effectuation of each such waiver, the Company shall promptly give written notice thereof to the holders of Preferred Stock who have not previously consented thereto in writing.

     Section 9. Determination of Percentages. Whenever this Certificate of Designations requires the calculation of a percentage of Preferred Stock, such calculation shall be made as if the Preferred Stock has been fully converted into Common Stock.

Dated: November 25, 1997

                                       CHAPARRAL RESOURCES, INC.,
                                       a Colorado corporation


                                       By: /s/  Howard Karren
                                          --------------------------------------
                                          Howard Karren, Chairman of the Board



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